SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 21, 2002
                                COST-U-LESS, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                      000-24543               91-1615590

(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer)
 incorporation or organization)                              Identification No.)

                             8160 - 304th AVENUE SE
                               BUILDING 3, SUITE A
                            PRESTON, WASHINGTON 98050

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (425) 222-5022

                  ---------------------------------------------

ITEM 5. OTHER EVENTS.

On March 21, 2002, Cost-U-Less, Inc. (the "Company") announced that it intends to restate its financial statements for the second quarter of fiscal year 2000 and the fiscal year ending December 31, 2000. During the course of its 2001 audit, the Company re-evaluated whether its New Zealand operations were "substantially liquidated" in connection with the store closures in New Zealand in June 2000. Based on its re-evaluation, the Company now believes that "substantial liquidation," as defined in Statement of Financial Accounting Standards No. 52 ("FAS 52") occurred in June 2000, and therefore the Company's accounting for New Zealand foreign currency translation requires adjustment retroactive to June 2000 and for each subsequent quarter through the third quarter of fiscal 2001. As a result, the cumulative translation losses that were originally recorded within other comprehensive income, as a component of shareholders' equity, will be restated and recorded as part of the store closure expenses in the June 2000 income statement and the consolidated financial statements as of December 31, 2000. The restatement is a result of the Company's re-evaluation of the accounting interpretation and application of FAS 52, and not the result of any improper conduct by company personnel or lack of internal controls.

Although the Company believes there would be a material change in net income for the second quarter of fiscal 2000 and the fiscal year ending December 31, 2000, the restatement would result in a minimal change to shareholders' equity.

A copy of the Company's press release announcing the restatement is attached hereto as exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Cost-U-Less, Inc.

March 27, 2002                      By: /s/ J. Jeffrey Meder, President
                                        ---------------------------------
                                        J. Jeffrey Meder, President

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated March 21, 2002